Exhibit 10.1

FACTSET RESEARCH SYSTEMS INC.

STOCK OPTION AND AWARD PLAN

AS AMENDED AND RESTATED

FactSet Research Systems Inc. (the “Company”) hereby amends and restates its FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated, effective as of December 19, 2017 (the “Effective Date”).

1.	PURPOSE

The primary purpose of the Plan is to provide a means by which key employees of the Company and its Subsidiaries (as defined herein) can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company and its Subsidiaries and their desire to remain employed by the Company and its Subsidiaries. The Plan also is intended to attract, employ, and retain key employees and to provide such individuals with additional incentive and reward opportunities designed to encourage them to enhance the profitable growth of the Company and its Subsidiaries.

2.	DEFINITIONS

The following words and phrases, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:

Affiliate means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

Award means a grant under the Plan of Options, Restricted Shares, Restricted Share Units, Performance Units, Performance Shares, SARs, or Cash Awards.

Award Agreement means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Grantee.

Board means the board of directors of the Company.

Cash Award means an Award of cash, which need not be denominated or otherwise measured or valued in relation to Shares, and which may, but need not be, granted in connection with any short-term or long-term cash incentive program established by the Company or an Affiliate.

Cause means discharge of a Grantee (i) on account of fraud, embezzlement or other unlawful or tortuous conduct, whether or not involving or against the Company or any Subsidiary or Affiliate, (ii) for willful violation of a policy of the Company or any Subsidiary or Affiliate, (iii) for serious and willful acts of misconduct detrimental to the business or reputation of the Company or any Subsidiary or Affiliate, or (iv) for “cause” or any like term as defined in any written employment contract with the Grantee or Award Agreement. The determination of whether a discharge of a Grantee is for Cause shall be determined in good faith by the Committee whose decision shall be final and binding.

Change of Control means that any of the following events shall have occurred: (a) a “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act), partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a group, other than the Company, a Subsidiary, or an employee benefit plan (or related trust) of the Company or a Subsidiary, become(s) the “beneficial owner” (as such term is defined in Rule 13d-3 under the 1934 Act) of more than 50% of the then-outstanding voting stock of the Company; (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (together with any new director whose election by the Board or whose nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; (c) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company); (d) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which the Board in office immediately prior to such transaction or event constitutes less than a majority of the Board thereafter; or (e) the sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company.

Committee means the Compensation and Talent Committee of the Board appointed pursuant to Section 4.1.

Company means FactSet Research Systems Inc., a Delaware corporation.

Disability shall, unless otherwise determined by the Committee, have the same meaning as such term or a similar term has under the long-term disability plan or policy maintained by the Company or a Subsidiary under which the Grantee has coverage and which is in effect on the date of the onset of the Grantee’s disability; provided, however, that if the Grantee is not covered by a long-term disability plan or policy, and in all cases for purposes of the post-termination exercise period for an Incentive Stock Option, “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Committee may require such proof of Disability as the Committee in its sole discretion deems appropriate and the Committee’s good faith determination of Disability will be final and binding on all parties concerned.

Exercise Price means the per share purchase price of a Share subject to an Option.

Fair Market Value of any Share, as of any applicable date, means (i) if Shares are then listed on a national securities exchange, the “fair market value” shall be the closing price for a Share on such exchange on the date in question, or, if there has been no sale of such security on that date, the closing price for a Share on such exchange on the last preceding business day on which such security was traded; or (ii) if Shares are then not listed on a national securities exchange, the “fair market value” shall be the mean of the bid and asked prices for a Share in the over the counter market as reported in the National Association of Securities Dealers Automatic Quotation System (NASDAQ) on that date, or, if there be no such quotation on that date, such prices on the last preceding business day on which there was such a quotation.

Freestanding SAR means a SAR that is granted independently of any Option.

Good Reason means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Grantee and the Company or Affiliate where such term is specifically defined to be applicable to an Award, either of the following with respect to the Grantee without the Grantee’s informed written consent: (i) a material reduction by the Company, Affiliate, or successor of the Grantee’s base salary, other than any such material reduction that occurs in connection with a reduction that is imposed on all Grantees at the time of such reduction; or (ii) the relocation of the Grantee’s work place for the Company, Affiliate, or successor to a location that increases the Grantee’s regular one-way commute distance between the Grantee’s residence and work place by more than fifty (50) miles.

Grant Date means, with respect to an Award, the date the Award was granted.

Grantee means an individual who has been granted an Award.

Incentive Stock Option means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Internal Revenue Code Section 422.

Internal Revenue Code means the Internal Revenue Code of 1986, as amended, and any succeeding Internal Revenue Code, and references to sections herein shall be deemed to include any such section as amended, modified or renumbered.

Involuntary Termination means, as to a Grantee, the occurrence of either of the following upon or within a period of time established by the Committee (not exceeding twenty-four (24) months) following a Change of Control: (i) the Grantee’s employment relationship with the Company, Affiliate, or successor is terminated by the Company, Affiliate, or successor without Cause, or (ii) the Grantee terminates his or her employment relationship with the Company, Affiliate, or successor for Good Reason; provided the Grantee has given the Company, Affiliate, or successor written notice of the existence of a condition constituting Good Reason within sixty (60) days following the initial occurrence of such condition, the Company, Affiliate, or successor fails to remedy such condition within thirty (30) days following such written notice, and the Grantee’s resignation from employment is effective no later than six (6) months following the initial occurrence of such condition. Involuntary Termination shall not include any termination of the Grantee’s employment which is for Cause, a result of the Grantee’ death or Disability, or a result of the Grantee’s voluntary termination of employment other than for Good Reason.

Net Exercise means the withholding of Shares to be acquired upon exercise, valued at the Fair Market Value on the date of exercise, for the purpose of paying the exercise price of an Option.

1934 Act means the Securities Exchange Act of 1934, as amended.

1933 Act means the Securities Act of 1933, as amended.

Nonqualified Stock Option means an Option to purchase Shares which is not intended to be an Incentive Stock Option.

Option means any option to purchase Shares granted under the Plan.

Parent means any corporation (other than the Company) in an unbroken chain of corporations ending with the employer corporation if, at the time of granting an option, each of the corporations other than the employer corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Performance Based Exception means the performance-based exception set forth in Internal Revenue Code Section 162(m)(4)(C) from the deductibility limitations of Internal Revenue Code Section 162(m).

Performance Goals means the goals determined by the Committee, in its sole discretion, to be applicable to a Grantee with respect to an Award.

Performance Measures means criteria established by the Committee relating to any of the following, as it may apply to an individual, one or more business units, divisions, or Affiliates, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, or an index covering multiple companies: annual subscription value; client count; user count; revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return; employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expenses; completion of an identified special project; completion of a joint venture or other corporate transaction (including acquisitions or divestitures); completion of post-transaction integration; and talent development.

Performance Period means the applicable time period established by the Committee, in its sole discretion, during which the performance objectives must be met.

Performance Share means any Award granted under Section 8.

Performance Unit means any Award granted under Section 8.

Period of Restriction means the period during which Restricted Shares and Restricted Share Units are subject to forfeiture and/or restrictions of transferability.

Plan means the FactSet Research Systems Inc. Stock Option and Award Plan, As Amended and Restated, as set forth herein and as it may from time to time be amended.

Restricted Shares means any Award granted under Section 7.

Restricted Share Unit means any Award granted under Section 7.

SEC means the Securities and Exchange Commission.

Section 16 Grantee means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

Share means the common stock of the Company, par value $0.01 per share.

Stock Appreciation Right or SAR means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as a SAR.

Subsidiary means a corporation as defined in Section 424(f) of the Internal Revenue Code with the Company being treated as the employer corporation for purposes of this definition.

10% Owner means a person who owns stock (including stock treated as owned under Section 424(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company.

Tandem SAR means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be cancelled to the same extent).

Termination of Employment occurs on the last day an individual is employed by the Company or any of its Subsidiaries or any Parent. Notwithstanding the foregoing, for an individual who is an employee of a Subsidiary, the individual shall be deemed to have a Termination of Employment on the last day on which the Company owns voting securities possessing at least 50% of the aggregate voting power of such Subsidiary’s outstanding voting securities. The Company, in its discretion, shall determine whether the Grantee’s employment has terminated and the effective date of and reason for such termination.

3.	SHARES SUBJECT TO THE PLAN

3.1	Number of Shares

Subject to adjustment as provided in Section 3.3, the total number of Shares available for grant under the Plan shall not exceed 17,250,000 Shares. Shares granted under the Plan may be authorized but unissued Shares, reacquired Shares, treasury Shares, or any combination thereof.

3.2	Award Limits

(a) Incentive Stock Options. Subject to adjustment as provided in Section 3.3, the maximum aggregate number of Shares that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 17,250,000 Shares.

(b) Internal Revenue Code Section 162(m) Individual Limits. Subject to adjustment as provided in Section 3.3:

(i)     the maximum number of Shares that may be made subject to Awards granted under the Plan during a fiscal year to any one person in the form of Options or Stock Appreciation Rights is, in the aggregate, 500,000 Shares;

(ii)     the maximum number of Shares that may be made subject to Awards granted under the Plan during a fiscal year to any one person in the form of Performance Shares, Performance Units, Restricted Shares, or Restricted Share Units is, in the aggregate, 500,000 Shares;

(iii)     in connection with Awards granted under the Plan during a fiscal year to any one person in the form of Performance Shares, Performance Units, or Restricted Share Units, the maximum cash amount payable thereunder is the amount equal to the number of Shares made subject to the Award, as limited by Section 3.2(b)(ii), multiplied by the Fair Market Value as determined as of the payment date; and

(iv)     in connection with Awards granted under the Plan during a fiscal year to any one person in the form of Performance Units or Cash Awards, the maximum cash amount payable under such Performance Units or Cash Awards is, in the aggregate, $5,000,000;

provided, however, that each of the limitations set forth above shall be multiplied by two when applied to Awards granted to any individual during the fiscal year in which such individual first commences employment with the Company or an Affiliate; and provided, further, that the limitations set forth above shall be multiplied by the number of fiscal years over which the applicable Performance Period spans (in whole or in part), if the Performance Period is longer than 12 months’ duration, when applied to performance-based Awards. If an Award is terminated, surrendered or canceled in the same year in which it was granted, such Award nevertheless will continue to be counted against the limitations set forth above in this Section 3.2(b) for the fiscal year in which it was granted.

3.3	Adjustments in Awards and Authorized Shares

In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards (including the Exercise Price), and the numerical limits in this Section 3, in such manner as the Committee (in its sole discretion) shall determine to be appropriate including to prevent the dilution, diminution, or enlargement of such Awards and any such adjustment may, in the sole discretion of the Committee, take the form of Options covering more than one class of Shares. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

3.4	Awards Granted to Non-US Employees

Awards may be granted to Grantees who are foreign nationals or employed outside the United States, or both. Notwithstanding any provisions of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which individuals (if any) employed by the Company outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of any Awards made to Grantees, and (iii) establish subplans and modified Option exercise procedures and other Award terms and procedures to the extent such actions may be necessary or advisable. Awards to such individuals may be made on such terms and conditions different from those applicable to Grantees in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee may also impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for employees on assignment outside their home country.

3.5	Share Counting

(a) Flexible Share Ratio. Each Share subject to an Option or Stock Appreciation Right shall be counted against the limit set forth in Section 3.1 as one (1) Share. Each one (1) Share subject to an Award other than Options and Stock Appreciation Rights granted pursuant to the Plan or forfeited or repurchased pursuant to Section 3.5(b) shall be counted for purposes of the limit set forth in Section 3.1 as two and one-half (2 ½) Shares.

(b) Shares Available for Future Issuance. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Grantee’s purchase price, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for issuance under the Plan. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of a SAR, the number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Grantee, or by means of a Net Exercise, the number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares for which the Option is exercised. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Awards shall not again be available for issuance under the Plan. Shares purchased in the open market with proceeds from the exercise of Options shall not be added to the limit set forth in Section 3.1.

3.6	Assumption or Substitution of Awards

The Committee may, without affecting the number of Shares reserved or available hereunder, authorize the issuance or assumption of awards under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Internal Revenue Code Section 409A and any other applicable provisions of the Internal Revenue Code. To the extent permitted by applicable law and marketplace or listing rules of the primary securities market or exchange on which the Shares are listed or admitted for trading, any available Shares under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards granted hereunder, and, upon such grant, shall not reduce the Shares available for Awards under the Plan.

3.7	Minimum Vesting

Except with respect to five percent (5%) of the maximum aggregate number of Shares that may be issued under the Plan, as provided in Section 3.1, no Award which vests on the basis of the Grantee’s continued employment shall vest earlier than one year following the date of grant of such Award, and no Award which vests on the basis of attainment of performance goals shall provide for a Performance Period of less than one year.

4.	ADMINISTRATION

4.1	Administrative Committee

The Plan shall be administered by the Committee, which shall consist of not less than two persons who are directors of the Company, each of whom shall qualify as (i) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and (ii) a “non-employee director” within the meaning of Rule 16b-3 promulgated under Section 16(b) of the 1934 Act, or, (iii) if there are less than two persons who so qualify, then the Committee shall consist of all the directors serving on the Board.

4.2	Authority of the Committee

The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan, as follows:

(a)     to grant Awards and to select the persons to be granted Awards;

(b)     to determine (1) when Awards may be granted and any conditions which must be satisfied before an Award is made and (2) what types of Awards will be granted and the size and terms thereof;

(c)     to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

(d)     to establish objectives and conditions for earning Awards;

(e)     to establish objectives and conditions for vesting or payment of Awards;

(f)     to determine whether an Award shall be evidenced by an agreement and, if so, to determine the terms of such agreement (which shall not be inconsistent with the Plan) and who must sign such agreement;

(g)     to determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of the Performance Period;

(h)     to determine if and when an Award may be deferred;

(i)     to determine whether the amount or payment of an Award should be reduced or eliminated;

(j)     to determine the guidelines and/or procedures for the payment or exercise of Awards;

(k)     to determine whether an Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether any Awards comply with the Performance Based Exception under Internal Revenue Code Section 162(m);

(l)     to prescribe, amend, and rescind rules relating to the Plan;

(m)     to determine, subject to the terms of the Plan, the terms and provisions of the written agreements by which all Awards shall be granted, and, with the consent of the Grantee, to modify any such Award Agreement at any time, including to accelerate vesting of any Award in connection with a Grantee’s Involuntary Termination or retirement or as part of a severance arrangement, subject, however, to Section 3.7, and to extend the post-termination exercise period of any Award;

(n)     to provide for electronic administration of the Plan, including Award Agreements, where electronic acceptance of the Award Agreement by the Grantee, in the manner provided by the Committee, shall be equivalent to the Grantee’s execution of an Award Agreement; and

(o)     to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate.

The determination of the Committee on all matters relating to the Plan or any Award or Award Agreement shall be conclusive, final, and binding on all parties concerned, including the Company, its stockholders and any person receiving an Award under the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more officers the authority to grant one or more Awards, without further approval of the Committee, to any employee, other than a person who, at the time of such grant, is an insider whose transactions in Shares are subject to Section 16 of the 1934 Act or a “covered employee,” as described in Section 162(m) of the Code, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that (a) the Committee shall fix the maximum number of Shares subject to Awards that may be granted by such officers, (b) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (c) each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee.

5.	STOCK OPTIONS

5.1	Grant Options

Subject to the terms and provisions of the Plan, Options may be granted to employees of the Company or its Subsidiaries at any time and from time to time as determined by the Committee in its sole discretion. In selecting the individuals to whom Options may be granted, in determining the number of Shares subject to each Option, and in determining the other terms and conditions applicable to each Option, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan. The Committee, in its sole discretion, may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2	General Conditions

(a)     The Grant Date of an Option shall be the date on which the Committee grants the Option or such later date as specified in advance by the Committee.

(b)     The term of each Option shall be a period of not more than ten years from the Grant Date, and shall be subject to earlier termination as herein provided.

(c)     No dividend equivalents will be paid with respect to Options.

5.3	Exercise Price

No later than the Grant Date of any Option, the Committee shall determine the Exercise Price of such Option. Subject to Section 6.3 with respect to Incentive Stock Options, the Exercise Price of an Option shall be at such price (which may not be less than 100% of the Fair Market Value of a Share on the Grant Date unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company), as the Committee, in its discretion, shall determine.

5.4	Grant of Incentive Stock Options

At the time of the grant of any Option, the Committee may designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a)     shall have an Exercise Price of (1) not less than 100% of the Fair Market Value of a Share on the Grant Date or (2) in the case of a 10% Owner, not less than 110% of the Fair Market Value of a Share on the Grant Date;

(b)     shall be for a period of not more than ten years (five years, in the case of a 10% Owner) from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(c)     shall not have an aggregate Fair Market Value (determined for each Incentive Stock Option at its Grant Date) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee’s employer or any Parent or Subsidiary thereof (“Other Plans”), determined in accordance with the provisions of Section 422 of the Internal Revenue Code, which exceeds $100,000 (the “$100,000 Limit”);

(d)     shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to all Incentive Stock Options previously granted under the Plan and any Other Plans and any Incentive Stock Options under such grant (the “Current Grant”) which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable as a separate Nonqualified Stock Option at such date or dates as are provided in the Current Grant;

(e)     shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company; and

(f)     shall require the Grantee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option within two years of the date of grant or within one year of the date of exercise (except in the event of the death of the Grantee), within 10 days of such disposition.

Notwithstanding the foregoing and Section 4.2(m), the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

5.5	Substitute Options

Subject to Section 5.9, if the Committee cancels any Option granted under this Plan, or any plan of any entity acquired by the Company or any of its Subsidiaries, and a new Option is substituted therefor, then the Committee may, in its discretion, determine the terms and conditions of such new Option and may, in its discretion, provide that the grant date of the canceled option shall be the date used to determine the earliest date or dates for exercising the new substituted Option under Section 5.7 hereof so that the Grantee may exercise the substituted Option at the same time as if the Grantee had held the substituted Option since the grant date of the canceled option; provided that no Option shall be canceled without the consent of the Grantee if the terms and conditions of the new Option to be substituted are not at least as favorable as the terms and conditions of the Option to be canceled.

5.6	Nontransferability

Each Option granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee. With the approval of the Committee, an Option may be transferred by gift to any member of the Grantee’s immediate family or to a trust for the benefit of one or more such immediate family members. For purposes of this Section 5.6, “immediate family” shall mean the Grantee’s spouse, children and grandchildren, parents, grandparents, former spouses, siblings, nieces, nephews, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, including adoptive or step relationships.

5.7	Exercise of Options

Subject to Sections 4.2(f) and 11 and such terms and conditions as the Committee may impose, each Option shall be exercisable in such manner as the Committee, in its discretion, shall determine as set forth in the Award Agreement. Each Option shall be exercised by delivery to the Company of a written notice of intent to purchase (in such form as prepared by the Committee) a specific number of Shares subject to the Option. The Exercise Price of any Shares shall be paid in full at the time of the exercise.

5.8	Payment of Exercise Price

In the discretion of the Committee, a Grantee may pay the Exercise Price payable upon the exercise of an Option in cash, previously acquired Shares valued at its Fair Market Value on the date of exercise, Net Exercise, broker-assisted cashless exercise, or any combination thereof. Payments in Shares shall be made by delivery of (i) stock certificates in negotiable form or (ii) a completed attestation form prescribed by the Company setting forth the Shares of stock owned by the holder which the holder wishes to utilize to satisfy the exercise price. If certificates representing Shares are used to pay all or part of the purchase price of an Option, a separate certificate shall be delivered by the Company representing the same number of Shares as each certificate so used, and an additional certificate shall be delivered representing the additional Shares to which the holder of the Option is entitled as a result of the exercise of the Option. No previously acquired Shares may be used by a Grantee unless such Shares were acquired in the open market.

5.9	Prohibition Against Repricing

Without the affirmative vote of holders of a majority of the Shares cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding Shares is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per Share greater than the then Fair Market Value of a Share (“Underwater Awards”) and the grant in substitution therefor of new Options or SARs having a lower exercise price, other Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Internal Revenue Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A of the Internal Revenue Code, or (iii) an adjustment pursuant to Section 3.3.

6.	STOCK APPRECIATION RIGHTS

6.1	Grant of SARs

Subject to the terms and conditions of the Plan, a SAR may be granted to employees of the Company or its Subsidiaries at any time or from time to time as determined by the Committee in its sole discretion. SARs may be granted alone or in tandem with Options.

6.2	Number of Shares

The Committee shall have complete discretion to determine the number of SARs granted to any Grantee.

6.3	Exercise Price and Other Terms

The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; however, the exercise price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem SARs shall equal the Exercise Price of the related Option.

6.4	Exercise of Tandem SARs

Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the related Incentive Stock Option.

6.5	Exercise of Freestanding SARs

Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

6.6	Payment of SAR Amount

Upon exercise of an SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares or a combination thereof. No dividend equivalents will be paid with respect to SARs.

6.7	Term of SARs

The term of a SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant.

7.	RESTRICTED SHARES AND RESTRICTED SHARE UNITS

7.1	Grant of Restricted Shares and Restricted Share Units

Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares or Restricted Share Units to employees of the Company or its Subsidiaries in such amounts as the Committee, in its sole discretion, shall determine.

7.2	Nontransferability

Restricted Shares and Shares received in respect of Restricted Share Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.3	Restrictions

Restricted Shares and Restricted Share Units shall be subject to such restrictions as the Committee, in its sole discretion, may deem advisable or appropriate, including, without limitation, any limitation on the right to vote a Restricted Share or the right to receive any dividend or other right or property, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The Committee may also set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion, and may require recipients of Restricted Shares or Restricted Share Units to pay a stipulated purchase price for such Restricted Shares or Restricted Share Units.

7.4	Section 162(m) Performance Restrictions

For purposes of qualifying Awards of Restricted Shares and Restricted Share Units as “performance-based compensation” under Internal Revenue Code Section 162(m), the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals with respect to Performance Measures. The Performance Goals may be set by the Committee on or before the latest date permissible to enable the Restricted Shares or Restricted Share Units to qualify as “performance-based” compensation under Internal Revenue Code Section 162(m).

7.5	Legend on Certificates or Book-Entry Registration for Restricted Shares

Any Restricted Share granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event that any stock certificate is issued in respect of Restricted Shares granted under the Plan, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares.

7.6	Termination of Employment

Except as otherwise determined by the Committee, upon termination of employment with the Company for any reason during the Period of Restriction, all Restricted Shares and all Restricted Share Units still, in either case, subject to restriction shall be forfeited and reacquired at no cost by the Company; provided, however, that the Committee may, in its sole discretion, when it finds that a waiver may be in the best interests of the Company, waive in whole or in part any remaining restrictions with respect to Restricted Shares or Restricted Share Units, subject to Section 3.7.

7.7	Payment in Respect of Restricted Share Units

Restricted Share Units that become payable in accordance with their terms and conditions shall be settled in cash, Shares, or a combination of cash and Shares, as determined by the Committee.

7.8	No Disposition During Period of Restriction

During the Period of Restriction, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon Awards of Restricted Shares, the Committee may (a) cause a legend or legends to be placed on any certificates relating to Restricted Shares subject to an Award, and/or (b) issue “stop transfer” instructions, as it deems necessary or appropriate.

7.9	Dividend and Voting Rights

During the Period of Restriction, Grantees who hold Restricted Shares shall have the right to dividends, however, the dividends will be subject to the same vesting schedule as the underlying Shares. Grantees who hold Restricted Shares shall have the right to vote such Shares as the record owner thereof. During the Period of Restriction, Grantees who hold Restricted Share Units will have the right to dividend equivalent payments only if provided by the Committee in the Award Agreement, and any such dividend equivalents will be subject to the same vesting schedule as the underlying Restricted Share Units. Grantees who hold Restricted Share Units shall not have the right to vote the underlying Shares until Shares are issued to the Grantee to settle the Award.

8.	PERFORMANCE UNITS, PERFORMANCE SHARES, AND CASH AWARDS

8.1	Grant of Performance Units or Shares

Subject to the terms and provisions of the Plan, Performance Units and Performance Shares may be granted to employees of the Company or its Subsidiaries at any time and from time to time as determined by the Committee in its sole discretion.

8.2	Initial Value of Performance Units or Shares

Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

8.3	Performance Objectives and Other Terms

The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Shares that will be paid out to any Grantee.

8.4	General Performance Objectives

The Committee may set Performance Goals based upon the achievement of Company-wide, Subsidiary, departmental, regional, functional, divisional, business unit or individual goals, applicable federal or state securities laws, or any other basis (including, without limitation, relative to the performance of other corporations) determined by the Committee in its sole discretion.

8.5	Section 162(m) Performance Restrictions

For purposes of qualifying Awards of Performance Units or Performance Shares for the Performance Based Exception under Internal Revenue Code Section 162(m), the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units or Performance Shares shall be based on the achievement of Performance Goals with respect to the Performance Measures. The Performance Goals may be set by the Committee on or before the latest date permissible to enable the Performance Units or Performance Shares to qualify as “performance-based” compensation under Internal Revenue Code Section 162(m). With respect to any Award that is intended to satisfy the conditions for the Performance Based Exception under Internal Revenue Code Section 162(m): (A) the Committee shall interpret the Plan and this Section 8 in light of Internal Revenue Code Section 162(m) and the regulations thereunder; (B) the Committee shall have no discretion to amend the Award in any way that would adversely affect the treatment of the Award under Internal Revenue Code Section 162(m) and the regulations thereunder; and (C) such Award shall not be paid until the Committee shall first have certified that the Performance Goals have been achieved.

8.6	Earning of Performance Units or Shares

After the applicable Performance Period has ended, the Grantee shall be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit or Performance Share, the Committee, in its sole discretion, when it finds that a waiver may be in the best interests of the Company, may reduce or waive any performance objectives for such Performance Unit or Performance Share, subject to Section 3.7.

8.7	Form and Timing of Payment

Payment of earned Performance Units or Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay such earned Awards in cash, Shares, or a combination thereof.

8.8	Negative Discretion

Notwithstanding the achievement of any Performance Goals established under this Plan, the Committee has the discretion by Grantee, to reduce some or all of an Award that would otherwise be paid.

8.9	Extraordinary Events

At, or at any time after, the time an Award is granted, and to the extent permitted under Internal Revenue Code Section 162(m) and the regulations thereunder without adversely affecting the treatment of the Award under the Performance Based Exception, the Committee may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific corporate transactions, accounting or tax law changes and other unusual or infrequently occurring events or transactions.

8.10	Dividends and Dividend Equivalents

Grantees who hold Performance Units or Performance Shares will have the right to dividends or dividend equivalent payments, as applicable, only if provided by the Committee in the Award Agreement, and any such dividends or dividend equivalents will be subject to the same performance measures and vesting schedule as the underlying Performance Units or Performance Shares.

8.11	Cash Awards

The Committee may from time to time grant Awards in the form of Cash Awards on such terms and conditions as the Committee may determine, including, without limitation, Cash Awards in connection with any short-term or long-term cash incentive program established by the Company or an Affiliate and Cash Awards intended to qualify for the Performance Based Exception. No dividend equivalents will be paid with respect to Cash Awards.

9.	TAX WITHHOLDING

9.1	Mandatory Tax Withholding

Whenever under the Plan, cash or Shares pursuant to an Award are to be delivered to an individual who is subject to U.S. federal income taxes or non-U.S. taxes upon exercise or payment of an Award, the Company shall be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy all such U.S. Federal, state, and local and all non-U.S. withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any Shares or cash due to the Grantee under the Plan, or (iii) any combination of the foregoing. The Company shall have no obligation to deliver Shares, to release Shares from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Company’s or Affiliate’s tax withholding obligations have been satisfied by the Grantee.

9.2	Withholding in or Directed Sale of Shares

The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Grantee upon the exercise or settlement of an Award, or to accept from the Grantee the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company or any Affiliate. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost). The Company may require a Grantee to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of the Company or any Affiliate and to remit an amount equal to such tax withholding obligations to such Company or Affiliate in cash.

10.	DEFERRED PAYMENTS

Subject to the terms of this Plan and applicable law, including Section 409A of the Internal Revenue Code, the Committee may determine that all or a portion of any Award to Grantee, whether it is to be paid in cash, Shares or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Grantees. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion; provided, however, that no deferral shall be permitted to the extent that any such deferral would adversely affect the tax treatment of any outstanding Awards under applicable law.

11.	TERMINATION OF EMPLOYMENT

11.1	Termination for Cause.

If the Grantee has a Termination of Employment for Cause, then all Awards (vested and unvested) shall terminate immediately upon the Grantee’s Termination of Employment.

11.2	Termination other than for Cause.

If the Grantee has a Termination of Employment for any reason other than Cause, then any unexercised Award, to the extent exercisable on the date of the Grantee’s Termination of Employment, may be exercised as follows, unless otherwise provided in an Award Agreement:

(a)     Death. If the Grantee’s Termination of Employment is caused by the death of the Grantee, then any unexercised Award to the extent exercisable on the date of the Grantee’s death, may be exercised in whole or in part, at any time within one year after the Grantee’s death by the Grantee’s personal representative or by the person to whom the Award is transferred by will or the applicable laws of descent and distribution, but in no event beyond the scheduled expiration of the Award;

(b)     Disability. If the Grantee’s Termination of Employment is on account of the Disability of the Grantee, then any unexercised Award to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, at any time within one year after the date of such Termination of Employment; provided, however, that, if the Grantee dies after such Termination of Employment and before the end of such one year period, such Award may be exercised by the deceased Grantee’s personal representative or by the person to whom the Award is transferred by will or the applicable laws of descent and distribution within one year after the Grantee’s Termination of Employment, or, if later, within 180 days after the Grantee’s death, but in no event beyond the scheduled expiration of the Award; and

(c)     Other. If the Grantee’s Termination of Employment is for any reason other than Cause, death, or Disability, then any unexercised Award, to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, at any time within 90 days after such Termination of Employment; provided, however, that if the Grantee dies within such 90-day period following such Termination of Employment, such Award may be exercised by the deceased Grantee’s personal representative or by the person to whom the Award is transferred by will or the applicable laws of descent and distribution within 180 days of the Grantee’s death, but in no event beyond the scheduled expiration of the Award.

All unvested Awards expire automatically upon the Grantee’s Termination of Employment, unless otherwise provided in the Award Agreement.

12.	EFFECTS OF A CHANGE OF CONTROL

In the event of a Change of Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change of Control. Subject to the requirements and limitations of Section 409A of the Internal Revenue Code, if applicable, the Committee may provide pursuant to such agreement for any one or more of the following:

(a)     Assumption, Continuation or Substitution. In the event of a Change of Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Grantee, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change of Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in Shares shall be deemed assumed if, following the Change of Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change of Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change of Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change of Control nor exercised or settled as of the time of consummation of the Change of Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change of Control.

(b)     Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Grantee, determine that, upon the occurrence of a Change of Control, each or any Award denominated in Shares or portion thereof outstanding immediately prior to the Change of Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change of Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change of Control, reduced (but not below zero) by the exercise or purchase price per Share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per Share equal to or greater than the Fair Market Value of the consideration to be paid per Share in the Change of Control may be canceled without payment of consideration to the holder thereof.

(c)     Accelerated Vesting of Time-Vesting Awards. The Committee may, in its discretion, provide that if either:

(i)      the Acquiror will not assume or continue time-vesting Awards or substitute a substantially equivalent award pursuant to subsection (a) above, in each case for equity securities of the Acquiror which are or promptly will be registered under the 1933 Act and tradable on an established United States securities exchange, or

(ii)     the Acquiror has so assumed, continued or substituted for the time-vesting Award, but the Grantee’s employment terminates as a result of Involuntary Termination,

then the exercisability, vesting and/or settlement of the time-vesting Award and Shares acquired pursuant thereto will accelerate in full or in part to such extent as the Committee determines.

(d)     Accelerated or Pro Rata Settlement of Performance-Vesting Awards. The Committee may, in its discretion, provide that if either:

(i)     the Acquiror will not assume or continue performance-vesting Awards or substitute a substantially equivalent award pursuant to subsection (a) above, in each case for equity securities of the Acquiror which are or promptly will be registered under the 1933 Act and tradable on an established United States securities exchange, or

(ii)     the Acquiror has so assumed, continued or substituted for the performance-vesting Award, but the Grantee’s employment terminates as a result of Involuntary Termination,

then the exercisability, vesting and/or settlement of the performance-vesting Award and Shares acquired pursuant thereto will be determined, as specified by the Committee, either (A) based upon the actual achievement of the applicable performance goals(s) under the terms of the performance-based Award through the date of the Change of Control or the Involuntary Termination, as applicable or (B) to such extent as would occur under the terms of the performance-vesting Award had 100% of the target level of the applicable performance goals(s) been achieved but with the result prorated based on the period of the Grantee’s actual employment during the applicable full Performance Period.

13.	NONCOMPETITION AND NONSOLICITATION

During the period of the Grantee’s employment and for two years thereafter, the Grantee shall not, directly or indirectly, (a) own, manage, operate, join or control, be employed by or participate in the ownership, management, operation or control of, or be a consultant to or connected in any other manner with, any business, firm or corporation which is similar to or competes with a principal business of the Company or its Subsidiaries (a “Competitive Activity”) or (b) for the Grantee or any person or business entity, induce or attempt to induce any employee of the Company or a Subsidiary to terminate employment with the Company or a Subsidiary or solicit, entice, take away or employ any person employed by the Company or a Subsidiary (“Solicitation”). For these purposes, the Grantee’s ownership of securities of a public company not in excess of one percent of any class of such securities shall not be considered to be competition with the Company or its Subsidiaries.

If the Grantee shall engage in a Competitive Activity or Solicitation, as determined by the Committee in good faith (a) all Awards (vested and unvested) then held by the Grantee shall expire as of the date that the Grantee first engaged in such Competitive Activity or Solicitation, (b) the Company shall have the right to acquire any Shares then owned by the Grantee as the result of the exercise or settlement of an Award at a price equal to the lesser of (i) the Fair Market Value of such Shares or (ii) the aggregate exercise price paid therefor by the Grantee, and (c) the Company shall have the right to require the Grantee to return to the Company any other gain (whether or not realized) the Grantee had on the exercise of any Awards granted under this Plan (that is, the amount by which, at the time of the exercise of any Award, the Fair Market Value of the Shares to be received was greater than the aggregate exercise price paid therefor by the Grantee) or upon the sale of any Shares obtained pursuant to an Award.

The restrictive covenants in this Section 13 are incorporated by reference into each Award Agreement under the Plan and are in addition to, and not in lieu of, any similar covenant or restriction by which the Grantee may otherwise be bound.

14.	MISCELLANEOUS

14.1	Securities Law Matters

(a)     If the Committee deems it necessary to comply with the 1933 Act and there is not in effect a registration statement under the 1933 Act relating to the Shares to be acquired pursuant to the Award, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for Shares.

(b)     If based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (1) federal or state securities law or (2) the listing requirements of any securities exchange on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

14.2	Funding

Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for, benefits under the Plan.

14.3	No Employment Rights

Neither the establishment of the Plan nor the granting of any Award shall be construed to (i) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan or to receive any future Awards under the Plan, or (ii) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

14.4	Rights as a Stockholder

A Grantee shall not, by reason of any Award, have any right as a stockholder of the Company with respect to the Shares which may be deliverable upon exercise or settlement of such Award until such Shares have been delivered to him. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the Shares acquired pursuant to an Award and shall deliver such Shares to or for the benefit of the Grantee by means of one or more of the following: (a) by delivering to the Grantee evidence of book entry Shares credited to the account of the Grantee, (b) by depositing such Shares for the benefit of the Grantee with any broker with which the Grantee has an account relationship, or (c) by delivering such Shares to the Grantee in certificate form.

14.5	Nature of Payments

Any and all grants or deliveries of Shares hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, profit sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (ii) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

14.6	Non-uniform Determinations

Neither the Committee’s nor the Board’s determinations under the Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment, under Section 11, of Terminations of Employment and the treatment of Grantees under Section 12. Notwithstanding the foregoing, the Committee’s interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

14.7	Amendment of the Plan

The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except as such stockholder approval may be required (a) to permit transactions in Shares pursuant to the Plan to be exempt from liability under Section 16(b) of the 1934 Act, (b) under the listing requirements of any securities exchange on which are listed any of the Company’s equity securities, or (c) pursuant to other applicable law.

14.8	Termination of the Plan

The Plan shall terminate on the tenth anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any Award or Award Agreement then outstanding under the Plan.

14.9	No Illegal Transactions

The Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto, and notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Shares or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

14.10	No Loans

No loans from the Company to Grantee shall be permitted under this Plan.

14.11	Assignment or Transfer

Unless the Committee shall specifically determine pursuant to Section 5.6, no Award under the Plan or any rights or interest therein shall be transferable other than by will or the laws of descent and distribution and shall be exercisable, during the Grantee’s lifetime, only by the Grantee. Once awarded, the Shares received by a Grantee may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to the restrictions imposed by the 1933 Act, Section 16 of the 1934 Act and the Company’s insider trading policy and any holding period policy, each as amended from time to time.

14.12	Beneficiary Designation

To the extent allowed by the Committee, each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

14.13	Cost and Expenses

The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Award or to any Grantee unless the Committee otherwise determines in its sole discretion.

14.14	Fractional Shares

Fractional Shares shall not be issued or transferred under an Award, but the Committee may pay cash in lieu of a fraction or round or eliminate the fraction, in its discretion.

14.15	Indemnification of Officers and Directors

Provisions for the indemnification of officers and directors of the Company in connection with the administration of the Plan shall be as set forth in the Company’s Certificate of Incorporation and Bylaws as in effect from time to time.

14.16	Severability

If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

14.17	Indemnification of Committee Members

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

14.18	Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business or assets of the Company.

14.19	Headings

The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

14.20	Number and Gender

When appropriate the singular as used in this Plan shall include the plural and vice versa, and the masculine shall include the feminine.

14.21	Controlling Law

The laws of the State of Connecticut, except its laws with respect to choice of laws, shall be controlling in all matters relating to the Plan.

14.22	Compliance with Laws; Clawback

(a)     The granting of Awards and the issuance, purchase and delivery of Shares pursuant to such Awards shall be conducted in compliance with all applicable laws, the respective rules and regulations promulgated thereunder, and the policies and regulations of applicable securities regulatory authorities. If the Committee determines, in its discretion, that, in order to comply with any such listing requirements, statutes, regulations or rules, certain action is necessary in relation to an Award (including forfeiture of such Award), no Award shall be granted and no Shares may be issued, purchased or delivered pursuant to such Awards, as applicable, unless such action shall have been completed in a manner satisfactory to the Committee.

(b)     The Grantee’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment as a result of any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws and/or the Company’s clawback policy.

(c)     Notwithstanding anything in this Plan to the contrary, it is intended that any grant of an Award shall satisfy the requirements for compliance with or exemption from Section 409A of the Internal Revenue Code, to the extent applicable. The Plan and any Award shall be interpreted in a manner that is consistent with compliance with or exemption from Section 409A of the Internal Revenue Code. In the event that any Award is subject to Section 409A of the Internal Revenue Code and is otherwise payable upon a Change of Control, no such payment shall be made unless such Change of Control constitutes a “Change in Control Event” as defined in Section 1.409A-3(i)(5)(i) of the Treasury Regulations, and as set forth in Section 1.409A-3(i)(5)(v) through (vii). In the event that any Award is subject to Section 409A of the Internal Revenue Code and is payable upon termination of employment, such Award shall not be payable upon a termination of employment unless such termination of employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations. Notwithstanding anything in this Plan to the contrary (and unless the Award Agreement specifically provides otherwise), if a Grantee holding an Award that constitutes “deferred compensation” under Section 409A of the Internal Revenue Code is a “specified employee” for purposes of Section 409A of the Internal Revenue Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six months following the date of such Grantee’s “separation from service” (as defined in Section 409A of the Internal Revenue Code) or, if earlier, the date of the Grantee’s death.

14.22	Electronic Administration

The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means or use an on-line or electronic system established and maintained by the Company or another third party designated by the Company for Plan participation. Any Plan requirement to provide a notice or a document in writing may be satisfied by electronic means to the extent permitted by the Company and applicable law.